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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):   January 7, 2002

                                STAR STRUCK, LTD.
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             (Exact name of registrant as specified in its charter)

         Delaware                   1-8912                      36-1805030
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(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
         of registrant)                                     Identification No.)

         8 F.J. Clarke Circle
         Bethel, Connecticut                                    06801
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(Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code: (203) 778-4925

         N/A
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(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
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          On January 7, 2002, the Company's wholly owned subsidiary, Star
Struck, Inc. ("SSI") transferred SSI's sports apparel business, including it sports apparel inventory, to its newly formed corporation, Star Struck/ Proteam, Inc. ("SSPT"). On the same date, SSPT acquired from ProTeam.com, Inc. its sports apparel business, including its sports apparel inventory, and a related mailing list. In consideration of these transfers, SSI received 80% of the shares of SSPT, and ProTeam.com, Inc. received 20% of the shares of SSPT, a payment of $300,000 from SSI and SSI's $200,000 promissory note due January 31, 2002. The funds were loaned to SSI by People's Bank. The amount of consideration paid to ProTeam.com, Inc. was determined through arm's length negotiation. SSPT intends to continue using the assets acquired in the sports apparel business

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.


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     10.1 Asset Purchase Agreement dated January 2, 2002 among ProTeam.com,
Inc., Star Struck, Inc., Star Struck/Proteam, Inc. and Ken Karlan and Peter Nisselson.

                                   Signatures

Pursuant to the requirements of the Section 13 of 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.

January 18, 2002                        STAR STRUCK, LTD.

                                        By: /s/ Kenneth Karlan
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                                            Kenneth Karlan, President

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                                  Exhibit List
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     10.1 Asset Purchase Agreement dated January 2, 2002 among ProTeam.com,
Inc., Star Struck, Inc., Star Struck/Proteam, Inc. and Ken Karlan and Peter Nisselson.

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